UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2008

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 28, 2008, the board of directors of Southside Bancshares, Inc. (the “Company”) voted to amend Section 3.02, and Section 3.09 of the Company’s Amended and Restated Bylaws (the “Bylaws”) as follows:

(1)	Amendment of Section 3.02 – Number and Term of Directors. Section 3.02 was amended as follows:

Section 3.02 as previously stated:

3.02             Number and Term of Directors.  The number of Directors shall be set at twelve (12) but the number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent Director) from time to time by amendment to these Bylaws, provided the number of Directors shall never be less than three (3).  The directors shall be classified with respect to the time for which they severally hold office into three (3) classes.  Such classes shall be as nearly equal in number as possible as determined by the Board of Directors.  One class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1995 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1996 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), and another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), with the members of each class to hold office until their successors are elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in the Bylaws.  In any such event, such Director’s successor shall become a member of the same class of directors as his predecessor.  Any directorship created by reason of an increase in the number of directors in accordance with this Section 3.02 may be filled in accordance with the provisions of Section 3.05 of these Bylaws.

Section 3.02 as amended:

3.02    Number and Term of Directors.  The number of Directors shall be set at ten (10), but the number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent Director) from time to time by amendment to these Bylaws, provided the number of Directors shall never be less than three (3).  The directors shall be classified with respect to the time for which they severally hold office into three (3) classes.  Such classes shall be as nearly equal in number as possible as determined by the Board of Directors.  One class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1995 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1996 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), and another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), with the members of each class to hold office until their successors are elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in the Bylaws.  In any such event, such Director’s successor shall become a member of the same class of directors as his predecessor.  Any directorship created by reason of an increase in the number of directors in accordance with this Section 3.02 may be filled in accordance with the provisions of Section 3.05 of these Bylaws.

(2)	Amendment of Section 3.09 – Special Meetings. Section 3.09 was amended as follows:

Section 3.09 as previously stated:

3.09             Special Meetings.  Special Meetings of the Board of Directors may be called at any time by the President or by any member of the Board.  Electronic notice (by email or other electronic device) of each Special Meeting, setting forth the time, place and purpose of the meeting, shall be sent to each director at least 24 hours before the meeting, or in the case of personal contact or by telephone, the Special Meeting may be called on 12 hours notice.

Section 3.09 as amended:

3.09             Special Meetings.  Special Meetings of the Board of Directors may be called at any time by the President or by any member of the Board.  Notice may be by First Class mail, telegram, telecopier, telephone or by electronic transmission of each Special Meeting, setting forth the time, place and purpose of the meeting, shall be sent to each director at least 24 hours before the meeting, or in the case of personal contact or by telephone, the Special Meeting may be called on 12 hours notice.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed in accordance with Item 601(b) of Regulation S-K:

Exhibit
Number                                Description of Exhibit

Exhibit 3(b)	Amended and Restated Bylaws, effective as of February 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: March 5, 2008	By:	/s/ Lee R. Gibson
Lee R. Gibson
Executive Vice President and Chief Financial Officer